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                               AMENDMENT NO. 1 TO
                       JULY 28, 1992 EMPLOYMENT AGREEMENT
                                     BETWEEN
                       AMERICAN PRESIDENT COMPANIES, LTD.
                                AND JOJI HAYASHI


       THIS AGREEMENT, entered into as of the 7th day of September, 1995, by and between JOJI HAYASHI (the "Employee") and AMERICAN
PRESIDENT COMPANIES, LTD., a Delaware corporation (the "Company"),

                              W I T N E S S E T H:

       Whereas the Company is the parent corporation in a group of affiliated corporations (the "Affiliated Group") which consists of the Company and all of its direct or indirect subsidiaries;

       Whereas the parties entered into an Employment Agreement dated July 28, 1992 (the "Employment Agreement"), securing the services of the Employee for the benefit of the Affiliated Group; and

       Whereas the Company and the Employee desire to amend the Employment Agreement;

       N o w, T h e r e f o r e, in consideration of the mutual covenants herein contained, the parties agree as follows:

       1. The first sentence of Subsection 6(b) is amended to read as follows:

       "If, (i) during the term of this Agreement and at any time after the occurrence of a Change in Control, a member of the Affiliated Group terminates the Employee's employment for any reason or no reason, or (ii) during the term of this Agreement and within one year after a Change in Control, the Employee resigns as a result of a material change in his responsibilities or the relocation of his place of employment by more than 20 miles from Oakland, California, or (iii) during the term of this Agreement and within the 30-day period commencing one year after the occurrence of a Change in Control, the Employee resigns his employment for any reason, or (iv) during the term of this Agreement and within three years after July 1, 1995, the Employee resigns his employment for any reason, then the Employee shall be entitled to receive a severance payment from the Company (the "Severance Payment")."

       2.  Clause (i) of Subsection 6(c) is amended to read as follows:

              "(i) 155 percent of the Employee's monthly rate of Base Compensation, as in effect on the date of the employment termination; times"

       3.  Subsection 7(b) is amended to read as follows:

              "(b) Base Compensation. During the Continuation Period, the Employee shall receive biweekly payments of 155 percent of his biweekly rate of Base Compensation, as in effect on the date of the employment termination."

       4. Clause (ii)(b) of Subsection 7(f) is amended to read as follows:

              "(B) 155 percent of the projected Base Compensation to be received by the Employee during the Continuation Period is counted as compensation for purposes of determining benefits under the Retirement Program."

       5. As amended hereby, the Employment Agreement is and shall remain in full force and effect according to its terms.




                                                       /s/ Joji Hayashi
                                                           Joji Hayashi


                                             AMERICAN PRESIDENT COMPANIES, LTD.


                                             By        /s/ John M. Lillie

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